SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): October 15, 1998


                          Allied Waste Industries, Inc.
             (Exact name of Registrant as specified in its charter)


             Delaware                  0-19285                    88-0228636
     (State of Incorporation)    (Commission File No.)     (IRS Employer Number)


    15880 N. Greenway/Hayden Loop, Suite 100
    Scottsdale, Arizona                                   85260
   (Address of principal executive offices)             (Zip Code)




Registrant's telephone number, including area code: (602) 423-2946





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Item 2.       Acquisition or Disposition of Assets

              On October 15, 1998, upon filing a Certificate of Merger with the Delaware Secretary of State, Allied Waste Industries, Inc. a Delaware corporation (the "Company"), acquired American Disposal Services, Inc., a Delaware corporation ("American"), as a result of a merger (the "Merger") through which American became a wholly owned subsidiary of the Company. The Merger, as contemplated by the Agreement and Plan of Merger, dated as of August 10, 1998 (the "Merger Agreement"), by and among the Company, AWIN II Acquisition Corporation and American, was approved by the stockholders of the Company and American at special stockholder meetings held on October 15, 1998.

              A copy of the press release regarding consummation of the Merger issued by the Company on October 15, 1998 is attached hereto as Exhibit 99.1.

              A copy of the Merger Agreement is attached as Exhibit 2.1 to the Registration Statement of the Company on Form S-4 (No. 333-62473) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on August 28, 1998, as amended by Amendment No. 1 to the Registration Statement filed by the Company with the Commission on September 14, 1998, and is incorporated herein by reference.

              The additional information required by this Item 2 is contained in the Registration Statement and is incorporated herein by reference.

Item 7.       Financial Statements and Exhibits

              (a) Financial Statements of Businesses Acquired.

              The information required by this Item 7(a) is contained in the Company's Current Report on Form 8-K/A filed with the Commission on August 28, 1998, and is incorporated herein by reference.

              (b) Pro Forma Financial Information.

              The information required by this Item 7(b) is contained in the Company's Current Report on Form 8-K/A filed with the Commission on August 28, 1998, and is incorporated herein by reference.


      (c) Exhibits.

    99.1 Press release issued October 15, 1998 announcing the consummation of the acquisition of American Disposal Services, Inc. by Allied Waste Industries, Inc.







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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ALLIED WASTE INDUSTRIES, INC.


                                          By:  /s/  PETER S. HATHAWAY
                                             -----------------------------
                                                    Peter S. Hathaway


Dated:  October 30, 1998










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                                  EXHIBIT INDEX



   Exhibit No.                     Description
   -----------                     ------------


       99.1 Press release issued October 15, 1998 announcing the consummation of the acquisition of American Disposal Services, Inc. by Allied Waste Industries, Inc.